UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
FORM 8-K
 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 23, 2019
____________________________
 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)
 ____________________________

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street	Holmdel	,	NJ	,	07733
(Address of Principal Executive Offices)					(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600
(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	VG	New York Stock Exchange

Item 8.01.    Other Events

On August 23, 2019, Alan Masarek, Chief Executive Officer of Vonage Holdings Corp. (the “Company”), adopted a pre-arranged stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 and the Company's securities trading compliance policy.

The plan provides for the sale of up to approximately 289,043 shares between May 2020 and November 2020, on the open market at prevailing market prices, subject to a minimum price threshold above current market price. Transactions under the plan will be disclosed publicly through Form 4s filed with the Securities and Exchange Commission. Mr. Masarek has advised that he entered into the plan for estate planning and diversification purposes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date:	August 26, 2019	By:	/s/ Randy K. Rutherford
Randy K. Rutherford Chief Legal Officer

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